Exhibit 21.1
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                 List of Subsidiaries of Wellstone Filters, Inc.

                Subsidiary                    State of Organization
                ----------                    ---------------------
         Wellstone Tobacco Company                North Carolina
           Wellstone Filters LLC                     Delaware